Exhibit 99.1

COMTECH ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER OF FISCAL 2026

Chandler, Ariz. – June 15, 2026 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today reported financial results for its third quarter ended April 30, 2026.

Ken Traub, Chairman, President and CEO, stated:

“When I stepped into the CEO role in early 2025, I announced a transformation plan which featured four pillars: (1) Operational discipline, (2) Returning to positive operating cash flow, (3) Conducting a comprehensive review of strategic alternatives, and (4) Strengthening our capital structure. Our results and announcements today demonstrate that we are successfully delivering on each of those promises.

The operational improvements that we have implemented have enabled us to report today our fifth consecutive quarter of positive operating cash flow. Our improved and consistent financial performance has enabled us to pursue the strategic alternatives process as well as negotiations with our lenders and investors from a position of strength.

The transactions we are announcing today of both the sale of most of our Satellite and Space Communications business for $157.5 million to Gilat and the improved terms we negotiated with our creditors and preferred shareholders represent a defining milestone in Comtech’s transformation, renewed strength and future prospects.

Together, these actions immediately further strengthen our financial position and enable us to transition to a streamlined business with a clear strategic focus as a leader in next-generation public safety and mission-critical technologies and services.

Under Jeff Robertson's leadership, Allerium has been enhancing its mission-critical solutions for public safety agencies and mobile network operators. With an improved capital structure, focused organization and strategic clarity, Allerium is poised to capitalize on its leadership in the public safety market and accelerate its growth.

Upon closing, our transition to Allerium will mark the beginning of an exciting new chapter — one in which we will focus our investment, innovation, and execution on a singular mission: leading the evolution of public safety technologies as the market shifts from traditional voice-based systems toward data-centric communications, real-time coordination, and AI-enhanced decision making. We believe Allerium is uniquely positioned to lead this large and growing market for years to come.

Finally, I would like to thank and compliment our entire team. We set ambitious goals during a period of significant challenge, remained disciplined in our execution, and delivered. Throughout our organization, in S&S, Allerium, Finance, Legal, IT and People Operations, I have seen the dedication, loyalty and passion that is driving these significant achievements. I am so proud of this team and what we are accomplishing together.”

Consolidated Financial Results

•Net sales of $106.0 million

•Gross profit of 34.0%

•Operating loss of $3.1 million and net loss attributable to common shareholders of $14.3 million

•Adjusted EBITDA (a Non-GAAP financial measure) of $8.2 million, or 7.8% of net sales

•Net bookings of $70.5 million, representing a book-to-bill ratio of 0.67x

•Funded backlog of $696.1 million and revenue visibility of approximately $1.1 billion

•GAAP cash flows provided by operations of $6.1 million

•Total liquidity at quarter end of $49.4 million

Third Quarter Fiscal 2026 Results Commentary

Consolidated
Consolidated net sales were $106.0 million, a decrease of 16.4% compared to $126.8 million reported in the third quarter of fiscal 2025. Approximately 17% of the decrease in consolidated sales occurred in the Allerium segment. Allerium reported net sales consistent with the third quarter of fiscal 2025, excluding $3.0 million of net sales in the prior year period related to a negotiated, retroactive billing event to recover costs incurred in previous quarters. As anticipated, S&S segment net sales declined due to the Company’s decision to phase out and eliminate certain low-margin and working capital intensive revenues, such as the Very Small Aperture Terminal (“VSAT”) Satellite Systems and Services contract.

Consolidated gross profit was $36.1 million, or 34.0% of consolidated net sales, compared to $38.9 million, or 30.7% of consolidated net sales, reported in the third quarter of fiscal 2025. The Company's gross profit for the third quarter of fiscal 2026 (both in dollars and as a percentage of consolidated net sales) reflects overall product mix changes and improved operational and financial performance as a result of the Company's transformation initiatives to, among other things, enhance operational efficiency, streamline product lines with a focus on strategic, higher operating margin products and reduce cost structures. Consolidated gross profit (both in dollars and as a percentage of consolidated net sales) for the prior year period also includes Allerium's retroactive billing event discussed above. The improvement in the Company's gross profit percentage builds upon the quarterly trend achieved throughout fiscal 2025 and the first two quarters of fiscal 2026.

Consolidated operating loss was $3.1 million, compared to an operating loss of $1.5 million in the third quarter of fiscal 2025. Operating loss in the third quarter of fiscal 2026 reflects $4.6 million of amortization of intangibles, $2.4 million of restructuring costs (of which $0.2 million, $0.8 million and $1.4 million related to the Allerium, S&S and Unallocated segments, respectively), $1.2 million of amortization of stock-based compensation and nominal CEO transition costs. Excluding such items, consolidated operating income for this past quarter would have been $5.1 million, or 4.8% of consolidated net sales. Consolidated operating loss for the prior year period includes the benefit of Allerium's retroactive billing event discussed above.

Consolidated net loss attributable to common stockholders was $14.3 million, compared to a net loss attributable to common stockholders of $14.5 million in the third quarter of fiscal 2025. In addition to those items described above, and as more fully discussed in the Company’s SEC filings, the more recent period included $10.8 million of net dividends related to the Company’s Convertible Preferred Stock, compared to $48.4 million of net dividends in the prior year period.

Consolidated Adjusted EBITDA (a Non-GAAP financial measure) was $8.2 million, compared to $12.6 million in the third quarter of fiscal 2025. Compared to the prior year period, Adjusted EBITDA reflects those factors discussed above.

Consolidated net bookings were $70.5 million in the third quarter of fiscal 2026, compared to $71.0 million in the third quarter of fiscal 2025. The book-to-bill ratio in the third quarter of fiscal 2026 was 0.67x, compared to 0.56x in the third quarter of fiscal 2025. As part of the Company’s transformation plan, it has refocused and prioritized its product development and sales efforts to eliminate certain low-margin revenue and target higher-margin opportunities in which it has greater differentiation and to optimize cash flow.

Consolidated backlog was $696.1 million as of April 30, 2026, compared to $708.1 million as of April 30, 2025 and $672.1 million as of July 31, 2025. Revenue visibility, measured as the sum of funded backlog and the total unfunded value of certain multi-year contracts, was approximately $1.1 billion at the end of the third quarter.

GAAP cash flows provided by operations were $6.1 million, an improvement from the third quarter of fiscal 2025 cash flows provided by operations of $2.3 million. This is Comtech’s fifth consecutive quarter of positive operating cash flows and reflects favorable changes in net working capital management, due primarily to improved accountability and process disciplines, as well as the timing of and progress toward completion on contracts accounted for over time, including related shipments, billings and collections.

Operating cash flows in the third quarter of fiscal 2026 include aggregate net cash payments of $4.1 million, principally for interest and, to a much lesser extent, income taxes, compared to $10.1 million in the third quarter of fiscal 2025. Operating cash flows for the third quarter of fiscal 2026 and 2025 also include $2.4 million and $7.0 million, respectively, in aggregate net cash payments for restructuring costs, including severance, CEO transition costs and third-party professional fees related to the modification of the Amended Subordinated Credit Facility on March 3, 2025.

Allerium Segment
Allerium net sales were $55.7 million, a decrease of 5.9% compared to the third quarter of fiscal 2025. The prior year period includes the $3.0 million benefit related to Allerium's retroactive billing event discussed above.

Allerium operating income was $4.4 million, compared to $8.4 million in the third quarter of fiscal 2025. The year-over-year decrease in Allerium’s operating income, both in dollars and as a percentage of segment net sales, primarily reflects the retroactive billing event discussed above. Allerium also had an increase in research and development and go-to-market investment to extend its product leadership and drive future growth.

Allerium’s Adjusted EBITDA was $10.4 million, compared to $13.9 million in the third quarter of fiscal 2025. Compared to the prior year period, Adjusted EBITDA reflects those factors discussed above.

Allerium’s book-to-bill ratio in the third quarter of fiscal 2026 was 0.32x, compared to 0.91x in the prior year period. The ratio for the most recent quarter reflects the timing of large, multi-year contract awards, and is not unusual given Allerium's strong book-to-bill ratios of 1.06x and 2.51x, respectively, in the first and second quarters of fiscal 2026.

With strategic wins in the U.S., Canada and Australia, the Company believes its position as a trusted leader in 9-1-1, NG9-1-1 and public safety applications positions Allerium increasingly well to deliver similarly sophisticated solutions for other types of emergencies. Today, a significant and growing portion of Allerium revenue is recurring, giving the Company a stable, high-visibility foundation on which to build. New emergency requesting devices, such as “wearables,” vehicles, smart speakers and AI capable cameras, and new delivery methods, such as through satellite networks, along with expansion in the emergency workflow technologies, are expected to drive innovation and growth for Allerium within the public safety market over time.

Key Allerium contract awards during the third quarter of fiscal 2026 included:

•approximately $6.0 million of additional funding related to a renewal of NG9-1-1 services for a customer in the midwestern region of the U.S.;

•$2.0 million in funding from a domestic Tier 1 mobile network operator to support the development and migration of various web-based mobile network services; and

•over $1.6 million in funded orders from another domestic Tier 1 mobile network operator in support of various mobile network services.

In April 2026, Allerium announced it reached a significant milestone in its statewide contract to design, deploy, and operate NG9-1-1 services for the Commonwealth of Kentucky. In December 2025, Allerium migrated the first Public Safety Answering Point (“PSAP”), Bluegrass 911 Communications, onto the Commonwealth’s new service and delivered the first NG9-1-1 text and voice calls to this Lancaster, Kentucky agency. After months of planning leading to the first cutover, the program has already migrated 12 PSAPs in its first four months of operation, thus establishing a strong foundation for the continued statewide transition to NG9-1-1 across Kentucky. The milestone comes just over one year after Allerium first announced its NG9-1-1 partnership with the Commonwealth and the Kentucky 911 Services Board in March 2025. Under this multi-year contract, Allerium’s public safety-grade service will deliver seamless interoperability and integration while enabling new and advanced communication capabilities, such as geospatial location routing, all backed by proven products, processes, and statewide PSAP and OSP migration success spanning multiple Emergency Services Internet Protocol Network (“ESInet”) and Next Generation Core Services (“NGCS”) deployments.

In May 2026, Allerium announced the opening of its new purpose-built facility in Gatineau, Quebec. The new office reflects Allerium’s continued commitment to Canada and its long-standing presence in the region. The City of Gatineau and the Province of Quebec helped enable this next phase of growth, funding the development of Allerium’s new facility. Allerium’s new facility in Canada builds on strong operational momentum. This includes the recent go-live of the Gatineau 9-1-1 agency, as well as more than a dozen NG9-1-1 upgrades in Canada this fiscal year. These milestones reflect Allerium’s expanding role in modernizing emergency communications infrastructure and supporting public safety agencies in Canada and worldwide. The Gatineau facility strengthens Allerium’s ability to support customers across Canada, while contributing to a broader footprint of public safety agencies across North America and internationally.

Satellite and Space Communications (“S&S”) Segment
S&S net sales were $50.3 million, a decrease of 25.6% compared to the third quarter of fiscal 2025. As anticipated, the decline in net sales in the S&S segment primarily reflects the Company’s decision to phase out and eliminate certain low- margin and working-capital-intensive revenues, such as the VSAT Satellite Systems and Services contract.

S&S operating income was $1.6 million, compared to operating income of $2.7 million in the third quarter of fiscal 2025. S&S operating income in the third quarter of fiscal 2026 was impacted by $0.8 million of restructuring costs to streamline its operations, compared to $0.9 million in the third quarter of fiscal 2025.

S&S Adjusted EBITDA was $4.1 million in the third quarter of fiscal 2026, compared to $5.7 million in the prior year period. Compared to the prior year period, Adjusted EBITDA reflects those factors discussed above.

S&S’ book-to-bill ratio for the third quarter of fiscal 2026 was 1.04x compared to 0.80x in the prior year period (excluding a $36.4 million debooking in the prior fiscal year associated with the U.S. Army GFSR contract). In the more recent quarter, S&S experienced a strengthening in its funded orders. This was the first time since the first quarter of fiscal 2024 that S&S achieved a book-to-bill ratio greater than 1.0x.

Key S&S contract awards during the third quarter of fiscal 2026 included:

•over $7.0 million in funding for several rapidly deployable troposcatter MTTS, intended for use by an international government end customer;

•approximately $6.0 million in incremental funding for ongoing training and support of complex cybersecurity operations for U.S. government customers;

•approximately $4.9 million in incremental funding to design and manufacture antenna related equipment for a U.S. government end customer;

•over $4.2 million in funded orders from a long-time international customer for the procurement of ongoing maintenance and support services related to long range missile and rocket launch tracking systems;

•over $3.2 million of funded orders for various types of antennas and radio feeds for a domestic prime contractor to the U.S. government;

•approximately $2.4 million in aggregate orders related to satellite ground infrastructure solutions, including production units, intended for use in a new LEO satellite constellation network being deployed; subsequent to quarter end, the Company also received orders totaling over $10.0 million to develop and deliver initial prototypes for high frequency LEO satellite communications equipment; and

•in excess of $2.0 million in funded orders from a domestic prime contractor to the U.S. government for certain types of amplifiers.

As discussed in more detail in a Current Report on Form 8-K to be filed by the Company with the SEC on June 15, 2026, subsequent to quarter end, on June 14, 2026, the Company entered into a transaction to sell most of Comtech's Satellite and Space Communications ("S&S") business to an affiliate of Gilat Satellite Networks Ltd. As the criteria for reporting the portion of the S&S business being sold as "held for sale" was not met as of April 30, 2026, the Company's Condensed Consolidated Financial Statements as of and for the three and nine months ended April 30, 2026 and 2025 reflect the portion of the S&S business being sold as "held and used." The portion of the S&S business being retained by Comtech principally includes advanced cybersecurity training in support of U.S. government and certain commercial and university customers.

Capital Structure and Liquidity

Comtech separately announced amendments to its existing credit facilities and agreed to replace the existing series of convertible preferred stock with a new series of convertible preferred stock. These agreements deliver immediate improvements that enhance the Company's financial flexibility. Comtech was able to negotiate these transactions from a position of strength as a result of the significant improvements in the Company's financial and operating performance over the past several quarters. Comtech anticipates the net cash proceeds from the sale of most of S&S' business to range from approximately $143.0 million to $145.0 million, exclusive of any additional proceeds from assets that have been part of the S&S business but will be retained by Comtech and after deducting estimated sale-related expenses of approximately $12.5 million to $14.5 million. In accordance with its existing credit facilities, the Company will use 65% of the net proceeds from the sale of most of S&S' business to prepay the majority of its senior secured credit facility, with the remaining 35% to prepay subordinated debt outstanding, starting with repaying the subordinated priority term loan.

As previously disclosed, Comtech amended its Credit Facility and Subordinated Credit Facility on October 17, 2024, March 3, 2025 and July 21, 2025 to, among other things, suspend testing of the Net Leverage Ratio, Fixed Charge Coverage Ratio and Minimum EBITDA covenants until the four-quarter period ending on January 31, 2027. Such amendments, combined with the Company’s significantly improved operational and financial performance, led to Comtech’s enhanced financial flexibility and removal of its going concern disclosures in its fiscal 2025 Form 10-K filed in November 2025. On June 14, 2026, Comtech further amended its Credit Facility and Subordinated Credit Facility to, among other things, suspend testing of the Net Leverage Ratio, Fixed Charge Coverage Ratio and Minimum EBITDA covenants until the four-quarter period ending on July 31, 2027.

At April 30, 2026 and June 12, 2026:

•Total outstanding borrowings under Comtech’s Credit Facility were $119.7 million and $116.0 million, respectively; $3.6 million was drawn on the Revolver Loan as of April 30, 2026 and repaid in May 2026;

•Total outstanding borrowings under Comtech’s Subordinated Credit Facility were $104.1 million and $104.8 million, respectively, including interest paid-in-kind or accrued on the $35.0 million subordinated priority term loan; such amounts do not include the $32.5 million Make-Whole Amount associated with the $65.0 million portion of the Subordinated Credit Facility (pursuant to the terms of the Subordinated Credit Facility, as of both April 30, 2026 and the issuance date, the Make-Whole Amount percentage for each tranche within the $65.0 million of principal is 50.0%);

•The liquidation preference of the Company’s outstanding convertible preferred stock was $218.2 million and $220.5 million, respectively (excluding potential increases in the liquidation preference and other obligations that could be triggered by, among other things, breaches of covenants and/or asset sales resulting in a change in control of the Company); and

•The Company’s available sources of liquidity totaled $49.4 million at April 30, 2026, which includes qualified cash and cash equivalents of $25.8 million and $23.6 million of remaining available Revolver Loan capacity. As of June 12, 2026, the remaining available portion of the Revolver Loan was $27.3 million.

Conference Call and Webcast Information

Comtech will host a conference call with investors and analysts on Monday, June 15, 2026, at 8:30 am Eastern Time.

A live webcast of the conference call will be accessible on the Investor Relations section of Comtech’s website at www.comtech.com/investors. Alternatively, investors can access the conference call by dialing (833) 354-6854 (primary) or (785) 838-9343 (alternate) and using the conference I.D. of “Comtech.” A replay will be available through Monday, June 29, 2026, by dialing (800) 839-3012 or (402) 220-7232.

About Comtech

Comtech Telecommunications Corp. delivers trusted mission-critical communications solutions used by military forces, government agencies, public safety organizations, mobile network operators and communities around the world. With nearly 60 years of global communications technology leadership, Comtech provides secure, resilient systems proven to perform in the world’s most demanding environments. Through advanced satellite and space communications systems and Allerium’s Next Generation 9-1-1 emergency services and location-intelligence platforms, Comtech delivers reliable connectivity across orbit, network and ground to keep essential missions, services and communities connected when it matters most. For more information, please visit www.comtech.com.

Investor Relations Contact	Media Contacts
Maria Ceriello	Jamie Clegg	Longacre Square Partners
631-962-7115	480-532-2523	comtech@longacresquare.com
Maria.Ceriello@comtech.com	Jamie.Clegg@comtech.com

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by its representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “outlook,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods, or the negative of those words and expressions, as well as statements in future tense. Forward-looking statements include, among others, statements regarding the expected completion of, the anticipated benefits of, and its plans, strategies and objectives relating to, the pending transaction with Gilat Satellite Networks Ltd, including the time frame in which such proposed transaction will occur, its expectations for further portfolio-shaping opportunities, its expectations for other operational initiatives, its expectations for completing further financing initiatives, its future performance and financial condition, the plans and objectives of its management and its assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause its actual results, future performance and financial condition, and achievement of its plans and objectives of its management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or its good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of its control. Factors that could cause actual results to differ materially from current expectations include, among other things: its ability to consummate the transactions on a timely basis or at all; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of its common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; its inability to retain and hire key personnel; further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity; changes in its executive leadership; the possibility that the expected benefits from its strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that it will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of its receipt of, and its performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; the timing and amount of adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements or rebranding; changing customer demands and/or procurement strategies and its ability to scale opportunities and deliver solutions to current and prospective customers; changes and uncertainty in prevailing economic and political conditions (including financial and capital market conditions), including as a result of military conflicts or any tariff, trade restrictions or similar matters; impact of government shutdowns; changes to government procurement practices; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with its legal proceedings, customer claims for indemnification, and other similar matters; risks associated with its obligations under its credit facilities; risks associated with its large contracts; risks associated with supply chain disruptions; and other factors described in this and its other filings with the Securities and Exchange Commission (“SEC”). However, these risks are not the only risks that it faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” (Part I, Item 1A), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) and “Quantitative and Qualitative Disclosures about Market Risk” (Part II, Item 7A) sections of its Annual Report on Form 10-K, filed with the SEC on November 10, 2025, as the same may be updated from time to time in the Company's various filings with the SEC. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Appendix:
•Condensed Consolidated Statements of Operations (Unaudited)
•Condensed Consolidated Balance Sheets (Unaudited)
•Condensed Consolidated Statements of Cash Flows (Unaudited)
•Use of Non-GAAP Financial Measures

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	Three months ended April 30,		Nine months ended April 30,
	2026	2025	2026	2025
Net sales	$106,004,000	126,787,000	$323,797,000	369,161,000
Cost of sales	69,938,000	87,842,000	214,742,000	281,960,000
Gross profit	36,066,000	38,945,000	109,055,000	87,201,000

Expenses:
Selling, general and administrative	29,331,000	30,203,000	86,950,000	115,679,000
Research and development	5,220,000	4,425,000	13,440,000	12,492,000
Amortization of intangibles	4,597,000	5,044,000	14,684,000	16,680,000
CEO transition costs	40,000	805,000	1,096,000	1,072,000
Proxy solicitation costs	—	—	—	2,682,000
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000
	39,188,000	40,477,000	116,170,000	228,160,000

Operating loss	(3,122,000)	(1,532,000)	(7,115,000)	(140,959,000)

Other expenses (income):
Interest expense	11,537,000	12,907,000	34,314,000	33,447,000
Interest (income) and other	5,000	(509,000)	(426,000)	—
Change in fair value of warrants and derivatives	(12,479,000)	(49,542,000)	(9,763,000)	(15,450,000)
Write-off of deferred financing costs and debt discounts	—	3,479,000	—	4,891,000

(Loss) income before provision for (benefit from) income taxes	(2,185,000)	32,133,000	(31,240,000)	(163,847,000)
Provision for (benefit from) income taxes	1,268,000	(1,801,000)	1,727,000	(635,000)

Net (loss) income	$(3,453,000)	33,934,000	$(32,967,000)	(163,212,000)

Gain on extinguishment of convertible preferred stock	—	—	—	51,179,000

Adjustments to reflect redemption value of convertible preferred stock:
Dividends on convertible preferred stock, net	(10,810,000)	(48,405,000)	(21,238,000)	(80,656,000)
Net loss attributable to common stockholders	$(14,263,000)	(14,471,000)	$(54,205,000)	(192,689,000)

Net loss per common share:
Basic	$(0.47)	(0.49)	$(1.82)	(6.56)
Diluted	$(0.47)	(0.49)	$(1.82)	(6.56)

Weighted average number of common shares outstanding – basic	30,034,000	29,399,000	29,823,000	29,395,000

Weighted average number of common and common equivalent shares outstanding – diluted	30,034,000	29,399,000	29,823,000	29,395,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30, 2026	July 31, 2025
Assets
Current assets:
Cash and cash equivalents	$28,499,000	40,019,000
Accounts receivable, net	127,795,000	144,837,000
Inventories, net	61,828,000	68,955,000
Prepaid expenses and other current assets	18,588,000	16,375,000
Total current assets	236,710,000	270,186,000
Property, plant and equipment, net	45,017,000	43,410,000
Operating lease right-of-use assets, net	30,703,000	30,812,000
Goodwill	204,625,000	204,625,000
Intangibles with finite lives, net	158,421,000	173,105,000
Deferred financing costs, net	1,430,000	1,907,000
Other assets, net	16,577,000	16,790,000
Total assets	$693,483,000	740,835,000
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,235,000	25,965,000
Accrued expenses and other current liabilities	49,349,000	58,423,000
Current portion of credit facility	4,050,000	4,050,000
Operating lease liabilities, current	6,477,000	7,250,000
Contract liabilities	65,092,000	62,546,000
Interest payable	1,000	15,000
Total current liabilities	147,204,000	158,249,000
Non-current portion of credit facility, net	104,193,000	114,414,000
Non-current portion of subordinated credit facility, net	106,879,000	95,588,000
Operating lease liabilities, non-current	29,880,000	29,376,000
Income taxes payable, non-current	1,621,000	1,818,000
Deferred tax liability, net	5,228,000	4,619,000
Long-term contract liabilities	18,096,000	21,005,000
Warrant and derivative liabilities	12,664,000	17,849,000
Other liabilities	4,441,000	3,950,000
Total liabilities	430,206,000	446,868,000
Commitments and contingencies	—
Convertible preferred stock, par value $0.10 per share; authorized and issued 178,181 shares at April 30, 2026 (redemption value of $218,245,000 which includes accrued dividends of $1,625,000) and authorized and issued 178,181 shares at July 31, 2025 (redemption value of $204,153,000, which includes accrued dividends of $1,520,000)	210,783,000	189,545,000
Stockholders’ equity:
Preferred stock, par value $0.10 per share; authorized and unissued 1,821,819 shares at both April 30, 2026 and July 31, 2025, respectively	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 44,947,742 and 44,443,626 shares at April 30, 2026 and July 31, 2025, respectively	4,495,000	4,444,000
Additional paid-in capital	529,710,000	548,722,000
Retained deficit	(39,862,000)	(6,895,000)
	494,343,000	546,271,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2026 and July 31, 2025)	(441,849,000)	(441,849,000)
Total stockholders’ equity	52,494,000	104,422,000
Total liabilities, convertible preferred stock and stockholders’ equity	$693,483,000	740,835,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	(Unaudited)		(Unaudited)
	Three months ended April 30,		Nine months ended April 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net (loss) income	$(3,453,000)	33,934,000	$(32,967,000)	(163,212,000)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment	3,129,000	2,726,000	9,094,000	8,400,000
Amortization of intangible assets	4,597,000	5,044,000	14,684,000	16,680,000
Amortization of stock-based compensation	1,181,000	1,195,000	2,720,000	2,520,000
Amortization of cost to fulfill assets	—	—	—	261,000
Paid-in-kind interest under term loan	—	—	—	5,528,000
Amortization of deferred financing costs, debt discount and accreted interest related to subordinated credit facility	5,849,000	2,888,000	16,245,000	4,451,000
Amortization of deferred financing costs and debt discount related to credit facility	1,390,000	1,339,000	4,108,000	3,496,000
Write-off of deferred financing costs and debt discounts	—	3,479,000	—	4,891,000
Change in fair value of warrants and derivatives	(12,479,000)	(49,542,000)	(9,763,000)	(15,450,000)
Loss on disposal of property plant and equipment	52,000	11,000	52,000	310,000
(Benefit from) provision for allowance for doubtful accounts and contract assets	(393,000)	(145,000)	(935,000)	17,716,000
Provision for excess and obsolete inventory	558,000	951,000	1,553,000	14,485,000
Deferred income tax expense (benefit)	1,195,000	(91,000)	609,000	(584,000)
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000
Changes in assets and liabilities:
Accounts receivable	469,000	15,870,000	17,977,000	26,407,000
Inventories	3,619,000	2,759,000	5,574,000	960,000
Prepaid expenses and other current assets	(4,191,000)	(707,000)	(3,266,000)	(552,000)
Other assets	(314,000)	(357,000)	(28,000)	(1,609,000)
Accounts payable	(596,000)	(15,316,000)	(3,660,000)	(13,930,000)
Accrued expenses and other current liabilities	(467,000)	3,071,000	(3,916,000)	(5,243,000)
Contract liabilities	6,006,000	(1,297,000)	(363,000)	(2,297,000)
Other liabilities, non-current	(296,000)	(151,000)	500,000	34,000
Interest payable	(46,000)	(636,000)	(14,000)	(1,067,000)
Income taxes payable	298,000	(2,724,000)	850,000	(1,489,000)
Net cash provided by (used in) operating activities	6,108,000	2,301,000	19,054,000	(19,739,000)
Cash flows from investing activities:
Proceeds from sale of indefinite lived intangible asset	13,000	—	13,000	—
Purchases of property, plant and equipment	(5,435,000)	(2,461,000)	(13,119,000)	(6,529,000)
Net cash used in investing activities	(5,422,000)	(2,461,000)	(13,106,000)	(6,529,000)
Cash flows from financing activities:
Proceeds from subordinated credit facility	—	40,000,000	—	65,000,000
Payments under revolving loan	(4,000,000)	(9,084,000)	(14,000,000)	(9,084,000)
Repayment of term loan	(1,013,000)	(27,252,000)	(3,038,000)	(27,252,000)
Proceeds from issuance of employee stock purchase plan shares	31,000	18,000	77,000	101,000
Payment of deferred financing costs	—	(1,062,000)	—	(4,220,000)
Remittance of employees’ statutory tax withholding for stock awards	(15,000)	(5,000)	(463,000)	(1,186,000)
Payment of shelf registration costs	(12,000)	(37,000)	(12,000)	(207,000)
Cash dividends paid on common stock	(4,000)	—	(32,000)	(157,000)
Payment of convertible preferred stock amendment fees	—	(650,000)	—	(650,000)
Payment of convertible preferred stock issuance costs	—	—	—	(76,000)
Net cash (used in) provided by financing activities	(5,013,000)	1,928,000	(17,468,000)	22,269,000
Net (decrease) increase in cash and cash equivalents	(4,327,000)	1,768,000	(11,520,000)	(3,999,000)
Cash and cash equivalents at beginning of period	32,826,000	26,666,000	40,019,000	32,433,000
Cash and cash equivalents at end of period	$28,499,000	28,434,000	$28,499,000	28,434,000

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding the Company’s financial results, this release contains “Non-GAAP financial measures” under the rules of the SEC. The Company’s Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation, amortization of intangibles, impairment of long-lived assets, including goodwill, amortization of cost to fulfill assets, amortization of stock-based compensation, CEO transition costs, change in fair value of warrants and derivatives, proxy solicitation costs, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), and write-off of deferred financing costs and debt discounts, and in the recent past, acquisition plan expenses, change in fair value of the convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, strategic alternatives expenses and other and loss on business divestiture. These items, while periodically affecting its results, may vary significantly from period to period and may have a disproportionate effect in a given period, thereby affecting the comparability of results. Although closely aligned, the Company’s definition of Adjusted EBITDA is different than EBITDA (as such term is defined in its Credit Facility and Subordinated Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA, as well as adjusted operating income (loss), net income (loss) attributable to common shareholders and net income (loss) per diluted common share, as presented in the tables, are Non-GAAP measures. These Non-GAAP measures are frequently requested by investors and analysts. The Company believes that investors and analysts may use these Non-GAAP measures along with other information contained in its SEC filings, including GAAP measures, in assessing its performance and comparability of its results with other companies. The Company’s Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of the Company’s outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct its business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables presented herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. As the Company has not provided future Non-GAAP financial guidance or targets, there is no need to reconcile its business outlook to the most directly comparable GAAP measures. Furthermore, even if guidance or targets had been provided, items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted at this time. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics would not be available without unreasonable effort and such unavailable reconciling items could significantly impact the Company’s financial results.

	Three months ended April 30,		Nine months ended April 30,		Fiscal Year
	2026	2025	2026	2025	2025
Reconciliation of GAAP Operating Loss to Adjusted EBITDA:
Operating loss	$(3,122,000)	$(1,532,000)	$(7,115,000)	$(140,959,000)	$(139,098,000)
Amortization of stock-based compensation	1,181,000	1,195,000	2,720,000	2,520,000	3,120,000
Amortization of intangibles	4,597,000	5,044,000	14,684,000	16,680,000	21,723,000
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000	79,555,000
Amortization of cost to fulfill assets	—	—	—	261,000	261,000
Depreciation	3,129,000	2,726,000	9,094,000	8,400,000	11,798,000
Restructuring costs	2,422,000	4,338,000	6,505,000	14,222,000	15,585,000
CEO transition costs	40,000	805,000	1,096,000	1,072,000	2,117,000
Proxy solicitation costs	—	—	—	2,682,000	2,682,000
Strategic emerging technology costs	—	—	—	280,000	280,000
Adjusted EBITDA	$8,247,000	$12,576,000	$26,984,000	$(15,287,000)	$(1,977,000)

Reconciliations of GAAP consolidated results to the corresponding Non-GAAP measures are shown in the tables below (numbers and per share amounts in the tables may not foot due to rounding). Non-GAAP results reflect Non-GAAP provisions for (benefits from) income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. The Company evaluates its Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company’s Non-GAAP effective income tax rate can differ materially from its GAAP effective income tax rate.

	April 30, 2026
	Three months ended			Nine months ended
	Operating (Loss) Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating (Loss) Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(3,122,000)	$(14,263,000)	$(0.47)	$(7,115,000)	$(54,205,000)	$(1.82)
Adjustments to reflect redemption value of convertible preferred stock	—	10,810,000	0.36	—	21,238,000	0.71
Change in fair value of warrants and derivatives	—	(12,479,000)	(0.42)	—	(9,763,000)	(0.33)
Amortization of intangibles	4,597,000	4,458,000	0.15	14,684,000	14,268,000	0.48
Amortization of stock-based compensation	1,181,000	1,181,000	0.04	2,720,000	2,720,000	0.09
Restructuring costs	2,422,000	2,422,000	0.08	6,505,000	6,505,000	0.22
CEO transition costs	40,000	40,000	—	1,096,000	1,096,000	0.04
Net discrete tax expense	—	1,084,000	0.04	—	841,000	0.03
Non-GAAP measures	$5,118,000	$(6,747,000)	$(0.22)	$17,890,000	$(17,300,000)	$(0.58)

	April 30, 2025
	Three months ended			Nine months ended
	Operating (Loss) Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating Loss	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(1,532,000)	$(14,471,000)	$(0.49)	$(140,959,000)	$(192,689,000)	$(6.56)
Adjustments to reflect redemption value of convertible preferred stock	—	48,405,000	1.65	—	80,656,000	2.74
Change in fair value of warrants and derivatives	—	(49,542,000)	(1.68)	—	(15,450,000)	(0.53)
Gain on extinguishment of convertible preferred stock	—	—	—	—	(51,179,000)	(1.74)
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000	79,555,000	2.71
Amortization of intangibles	5,044,000	4,807,000	0.16	16,680,000	15,968,000	0.54
Amortization of stock-based compensation	1,195,000	1,195,000	0.04	2,520,000	2,401,000	0.08
Restructuring costs	4,338,000	4,061,000	0.14	14,222,000	13,582,000	0.46
CEO transition costs	805,000	749,000	0.02	1,072,000	1,041,000	0.04
Proxy solicitation costs	—	—	—	2,682,000	2,523,000	0.09
Strategic emerging technology costs	—	—	—	280,000	266,000	0.01
Amortization of cost to fulfill assets	—	—	—	261,000	261,000	0.01
Net discrete tax benefit	—	(442,000)	(0.02)	—	(374,000)	(0.01)
Non-GAAP measures	$9,850,000	$(5,238,000)	$(0.18)	$(23,687,000)	$(63,439,000)	$(2.16)

	Fiscal Year 2025
	Operating Loss	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(139,098,000)	$(204,251,000)	$(6.95)
Adjustments to reflect redemption value of convertible preferred stock	—	100,128,000	3.40
Gain on extinguishment of convertible preferred stock	—	(51,179,000)	(1.74)
Change in fair value of warrants and derivatives	—	(38,498,000)	(1.32)
Impairment of long-lived assets, including goodwill	79,555,000	79,555,000	2.71
Amortization of intangibles	21,723,000	20,774,000	0.71
Restructuring costs	15,585,000	14,860,000	0.51
Proxy solicitation costs	2,682,000	2,545,000	0.09
Amortization of stock-based compensation	3,120,000	3,120,000	0.11
CEO transition costs	2,117,000	2,009,000	0.07
Strategic emerging technology costs	280,000	266,000	0.01
Amortization of cost to fulfill assets	261,000	261,000	0.01
Net discrete tax benefit	—	(348,000)	(0.01)
Non-GAAP measures	$(13,775,000)	$(70,758,000)	$(2.41)

* Per share amounts may not foot due to rounding.

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